Exhibit 10.13

Deed of Non-Competition

Dated 24 April 2019

Yang Dajun

Wang Shaomeng

Guo Edward Ming

Ascentage Limited

Zhai Yifan

HealthQuest Pharma Limited
(each a “Covenantor”)

in favour of

Ascentage Pharma Group International
(“Company”) (for itself and as trustee for its subsidiaries)

CONTENTS

DETAILS		1
GENERAL TERMS		3
1.	INTERPRETATION	3
2.	NON-COMPETITION UNDERTAKINGS	4
2A.	SPECIAL UNDERTAKING	5
2B.	REPURCHASE UNDERTAKING	5
3.	EFFECTIVENESS	6
4.	SPECIFIC UNDERTAKINGS	6
5.	ACKNOWLEDGEMENTS BY THE COVENANTORS	6
6.	REASONABLENESS OF NON-COMPETITION UNDERTAKINGS	7
7.	TERMINATION	7
8.	INDEMNITY	7
9.	REPRESENTATIONS AND WARRANTIES	7
10.	WAIVER AND ASSIGNMENT	8
11.	SUCCESSORS AND ASSIGNS	8
12.	NOTICES	8
13.	PROCESS AGENTS	9
14.	ENTIRE AGREEMENT	9
15.	COUNTERPARTS	10
16.	SEVERABILITY AND ENFORCEMENT	10
17.	COST AND EXPENSES	10
18.	TIME OF THE ESSENCE	10
19.	GOVERNING LAW AND JURISDICTION	10
20.	RIGHT OF THIRD PARTIES	10

i

DETAILS

Parties	Covenantors and Company (for itself and as trustee for its subsidiaries)
Covenantors	Name	Yang Dajun

	Passport Number and country of issuance	[***]

	Address	[***]

	Name	Wang Shaomeng

	Passport Number and country of issuance	[***]

	Address	[***]

	Name	Guo Edward Ming

	Passport Number and country of issuance	[***]

	Address	[***]

	Name	Ascentage Limited

	Place of incorporation	British Virgin Islands

	Address	Woodbourne Hall, P.O. Box 3162 Road Town, Tortola British Virgin Islands

	Attention	The Board of Directors

	Name	Zhai Yifan

	Passport Number and country of issuance	[***]

	Address	[***]

	Name	HealthQuest Pharma Limited

	Place of incorporation	British Virgin Islands

	Address	Woodbourne Hall, P.O. Box 3162 Road Town, Tortola British Virgin Islands

	Attention	The Board of Directors

Company	Name	Ascentage Pharma Group International

	Place of Incorporation	Cayman Islands

	Correspondence Address	218 Xinghu Street, Building B7, 7th Floor Suzhou Industrial Park Suzhou, Jiangsu China

	Attention	The Board of Directors

Recitals	A	The Company is a globally-focused, clinical-stage biotechnology company engaged in developing novel therapies for cancers, hepatitis B virus, or HBV, and age- related diseases.

	B	The Covenantors have agreed to give certain undertakings in favour of the Company (for itself and for the benefit of its subsidiaries) on the terms as set out in this Deed.

Governing law	Hong Kong

Date of deed	See Signing page

GENERAL TERMS

1.	INTERPRETATION

1.1.	These meanings apply unless the contrary intention appears:

“associate(s)”	has the meaning given to it under the Listing Rules.

“Board Committee”	means a board committee of the Company which has no interest in the Competing Business Opportunity.

“Business Day”	any day (other than a Saturday, Sunday or public holiday in Hong Kong) on which banks in Hong Kong are generally open for normal banking business to the public

“close associate(s)”	has the meaning given to it under the Listing Rules.

“Competing Business Opportunity”	means any business opportunity which directly or indirectly engages in or owns the Restricted Business.

“Directors”	means the directors of the Company.

“Effective Date”	means the date of execution of this Deed.

“Group”	means the Company and its subsidiaries from time to time.

“Hong Kong”	means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Listing Rules”	means The Rules Governing the Listing of Securities on the Main Board of the Stock Exchange.

“Repurchase Option”	an option granted by Wang Shaomeng in favour of the Company to acquire his interest in the Retained Business at a fair value.

“Restricted Activity”	means any business activity involving development of drug candidate which carries the same target as the drug candidate of any member of the Group from time to time, which, for avoidance of doubt, shall not include academic research carried out by the Covenantors in the capacity as employee of academic institution or any pre-existing business of the Covenantors before competition arises or is likely to arise as a result of the Group developing new drug candidates.

“Restricted Period”	means the period commencing from the Effective Date and expiring on the earliest of the dates in Clause 7.

“Retained Business”	share interests of Wang Shaomeng in OncoFusion Therapeutics, Inc., Medsyn Biopharma LLC and Oncopia Therapeutics, Inc.

“Share(s)”	means the ordinary share(s) in the share capital of the Company.

“subsidiary(ies)”	has the meaning given to it under the Listing Rules.

1.2.	References to Clauses are to clauses of this Deed and references to sub-clauses are to sub-clauses of the Clauses in which they respectively appear.

1.3.	Headings in this Deed are for convenience only and shall not affect the construction of this Deed.

1.4.	Unless the context otherwise requires, words importing the singular only shall include the plural and vice versa and words importing natural persons shall include corporations and unincorporated associations and words importing the masculine gender only shall include the feminine gender and the neuter gender and vice versa.

1.5.	The parties referred to in this Deed shall, where the context permits, include their respective successors and permitted assigns.

1.6.	References to statutory provisions shall where the context so permits or requires be construed as references to those provisions as respectively amended, consolidated, extended, or re-enacted from time to time (whether before or after the date hereof) and shall include any orders, regulations, instruments, or other subordinate legislation made under the relevant ordinance.

2.	NON-COMPETITION UNDERTAKINGS

2.1.	Each of the Covenantors hereby irrevocably and unconditionally agrees, undertakes to and covenants with the Company (for itself and as trustee for its subsidiaries) that with effect from the Effective Date:

(a)	the Covenantors shall not; and

(b)	the Covenantors shall procure that none of the Covenantors’ close associates (other than any members of the Group) shall;

on its/his/her own account or with each other or in conjunction with or on behalf of any person, firm or company develop, acquire, invest in, participate in, carry on or be engaged in, concerned with or interested in or otherwise be involved in, whether directly or indirectly, whether as a shareholder (other than being a director or shareholder of our Group or their associated companies), director, employee, partner, agent or otherwise in any Restricted Activity.

For the avoidance of doubt, the undertaking under this Clause 2 shall not prevent any of the Covenantors from acquiring a direct or an indirect shareholding interest or interest in any securities of not more than 10% (individually or taken together with their respective close associates) in a company engaged in any Restricted Activity, provided that each of them (individually or together) will not directly or indirectly own more than 10% of the total issued share capital of such company or control the exercise of more than 10% of the voting rights thereof or control the composition of the board of directors of such company.

2.2.	Each of the Covenantors hereby further irrevocably and unconditionally agrees, undertakes to and covenants with the Company (for itself and as trustee for its subsidiaries) that, with effect from the Effective Date, in the event that he/she/it and/or any of his/her/its associates is offered or otherwise intends to take up any Competing Business Opportunity, he/she/it:

(a)	shall within 10 Business Days of identifying or being made available the Competing Business Opportunity, notify the Company in writing (the “Offer Notice”) of such Competing Business Opportunity and refer the same to the Company for consideration, and shall provide the relevant information to the Company as the Company may require in order to enable the Company to make an informed assessment of such opportunity; and

(b)	shall not, and shall procure that his/her/its close associates (other than the Group) not to, invest or participate in any Competing Business Opportunity, unless such Competing Business Opportunity shall have been rejected by the Company, or the Board Committee shall have failed to respond within 30 Business Days of receipt of the Offer Notice and that the principal terms of which the relevant Covenantor or his/her/its close associates (other than the Group) invest or participate in are substantially the same or not more favourable than those notified to the Company.

2A.	SPECIAL UNDERTAKING

Unless specifically disclosed as at the date of this deed, each of the Covenantors hereby irrevocably and unconditionally agrees, undertakes to and covenants with the Company (for itself and as trustee for its subsidiaries) that, he/she/it shall not hold more than 10% economic interest in or engage in any business other than the Restricted Activity, without the Company’s prior written consent. For avoidance of doubt, the restriction above does not apply to holding passive investment interests in real estate property or publicly-traded securities such as stocks and bonds,

2B.	REPURCHASE UNDERTAKING

Dr, Wang Shaomeng hereby further irrevocably and unconditionally agrees, undertakes to and covenants to grant the Company (for itself and as trustee for its subsidiaries) the Repurchase Option so long as he remains as a director and/or holds more than 10% interests in the Company, provided that:-

(a)	the Company shall ensure that the price and terms of the acquisition are fair and reasonable, on normal commercial terms or better and in the interest of the Group and its shareholders as a whole;

(b)	an independent financial adviser or valuer with respect to the exercise price of the Repurchase Option will be appointed; and

(c)	the requisite consent and approval for exercising the Repurchase Option required from the board of the Retained Business and the other shareholders of the Retained Business have been obtained,

3.	EFFECTIVENESS

3.1.	This Deed shall take effect upon execution by all parties hereto.

4.	SPECIFIC UNDERTAKINGS

4.1.	Each of the Covenantors irrevocably agrees, undertakes to and covenants with the Company (for itself and as trustee for its subsidiaries) that, during the period for which this Deed is in force:

(a)	each of the Covenantors shall allow, and shall procure that the relevant close associates (excluding members of the Group) to allow the independent non-executive Directors to review, at least on an annual basis, the Covenantors that each of the Covenantors is in compliance with this Deed;

(b)	each of the Covenantors shall provide all information necessary for the annual review by the independent non-executive Directors and the enforcement of this Deed;

(c)	the Company shall disclose decisions on matters reviewed by the independent non-executive Directors relating to the compliance and enforcement of this Deed either through the annual report, or by way of announcement to the public;

(d)	each of the Covenantors shall provide the Company with a confirmation annually for inclusion by the Company in its annual report, in respect of each of the Covenantors’ compliance with the terms of this Deed; and

(e)	save for such announcement as required to be released by any party as required by any regulatory authorities, each of the Covenantors shall not make any public announcement in relation to the terms set out in this Deed without the prior written consent of the Company (which consent shall not be unreasonably withheld).

5.	ACKNOWLEDGEMENTS BY THE COVENANTORS

5.1.	Each of the Covenantors hereby acknowledges that each of the restrictions and undertakings contained in this Deed is granted to the Company for the benefit of the Company and for each member of the Group, notwithstanding that the other members in the Group have not executed this Deed.

5.2.	Each party hereby acknowledges that Wilson Sonsini Goodrich & Rosati have acted only for the Company in connection with this Deed and each of the Covenantors has been advised to obtain separate legal advice and representation.

6.	REASONABLENESS OF NON-COMPETITION UNDERTAKINGS

Each of the Covenantors agrees that the restrictive covenants contained in this Deed are considered by the Covenantors to be reasonable and necessary for the protection of the interests of the Group in all the circumstances, and that having regard to those circumstances such covenants do not work inequitable upon any of them. Each of the Covenantors acknowledges that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly the Covenantors hereby agree and declare that if any such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Group but would be valid if part of the wordings thereof were deleted or the periods (if any) thereof were reduced or the range of activities are area dealt with thereby reduced in scope, the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

7.	TERMINATION

The undertakings given by the Covenantors under this Deed shall lapse and the Covenantors shall be released from the restrictions imposed on them upon occurrence of the earliest of any of the following events or circumstances:

(a)	the date on which all the Covenantors and his/her/its respective close associates jointly ceases to be legally and beneficially interested in not less than 10% of the total issued share capital of the Company; and

(b)	with respect to Yang Dajun, Wang Shaomeng, Guo Edward Ming and Zhai Yifan, this Deed shall cease two years after termination of such Covenantor’s employment relationship with the Group.

8.	INDEMNITY

Each of the Covenantors jointly and severally undertakes to indemnify and keep indemnified the Group against any damage, loss or liability suffered by the Company or any other member of the Group arising out of or in connection with any breach of its undertakings and/or obligations under this Deed, including any costs and expenses incurred as a result of such breach provided that the indemnity contained in this clause shall be without prejudice to any other rights and remedies the Company is entitled to in relation to any such breach, including specific performance, and all such other things and remedies are hereby expressly reserved by the Company.

9.	REPRESENTATIONS AND WARRANTIES

Each of the Covenantors represents and warrants to the Company that it has full power and authority, and has obtained all necessary consents and approvals, to enter into this Deed and to exercise its rights and perform its obligations hereunder and (where relevant) all corporate and other actions required to authorize its execution of this Deed and its performance of its obligations hereunder have been duly taken and that this Deed is a legal, valid and binding instrument on each of the Covenants, enforceable in accordance with its terms.

10.	WAIVER AND ASSIGNMENT

10.1.	Written consent

No breach of any provision of this Deed shall be capable of being waived or discharged except with the express written consent of the Company.

10.2.	Failure or delay

No failure or delay by the Company in exercising any rights, power or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

10.3.	No assignment

The Company may not assign its rights and benefits under this Deed without the prior written consent of the Covenantors.

11.	SUCCESSORS AND ASSIGNS

This Deed shall be binding upon the parties hereto, their respective successors and permitted assigns, and shall enure to the benefit of, and be enforceable by, the parties, their respective successors and permitted assigns.

12.	NOTICES

12.1.	Forms

Unless expressly stated otherwise in this Deed, all notices, certificates, consents, approvals, waivers and other communications in connection with this Deed must be in writing, signed by the sender (if an individual) or an authorised officer of the sender and marked for the attention of the person identified in the section headed “Details” in this Deed or, if the recipient has notified otherwise, then marked for attention in the way last notified.

12.2.	Delivery

They must be:

(a)	left at the address set out or referred to in the section headed “Details” in this Deed;

(b)	sent by prepaid ordinary post (airmail if appropriate) to the address set out or referred to in the section headed “Details” in this Deed;

(c)	given in any other way permitted by law.

However, if the intended recipient has notified a changed postal address, then the communication must be to that address.

12.3.	When effective

A notice, approval, consent or other communication takes effect from the time it is received unless a later time is specified.

12.4.	Receipt-post

If sent by post, a notice, approval, consent or other communication is taken to be received three days after posting (or seven days after posting if sent to or from a place outside Hong Kong).

12.5.	Receipt - general

Notwithstanding clauses 12.4 (“Receipt - post”) if a notice is received after 5:00 p.m. in the place of receipt or on a non Business Day, it is taken to be received at 9:00 a.m. on the next Business Day.

13.	PROCESS AGENTS

Yang Dajun, Wang Shaomeng, Guo Edward Ming, Ascentage Limited, Zhai Yifan, HealthQuest Pharma Limited hereby irrevocably appoint Lanford Consultants Limited of 8/F Kwok Lun Commercial House, 13-17 Cochrane Street, Central, Hong Kong as their respective agent to receive and acknowledge on his/her/its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason any of the appointed agents (or its successor) no longer serves as the agent for this purpose, the parties involved shall promptly appoint a successor agent and notify the other party hereto. The parties agree that any such legal process shall be sufficiently served on them if delivered to his/her/its agent at his/her/its address for the time being in Hong Kong whether or not such agent gives notice thereof to the appointor.

14.	ENTIRE AGREEMENT

14.1.	Whole agreement

This Deed, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

14.2.	Acknowledgment of legal advice

The Covenantors acknowledges that they fully understand the effect of this Deed and their liabilities arising herefrom.

14.3.	Variation

No variation of this Deed shall be effective unless made in writing and signed by each of the parties.

15.	COUNTERPARTS

This Deed may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed shall be an original, but all of the counterparts shall together constitute one and the same deed, provided always that this Deed shall not become valid and binding unless and until executed by all parties hereto.

16.	SEVERABILITY AND ENFORCEMENT

Each and every obligation under this Deed shall be treated as a separate obligation and shall be severally enforceable as such, and in the event of any obligation or obligations being or becoming illegal, invalid or unenforceable in whole or in part, such part or parts as are illegal, invalid or unenforceable shall be deemed to have been deleted from this Deed and any such deletion shall not affect the enforceability of all remaining parts of this Deed. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions by a valid or enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

17.	COST AND EXPENSES

Each party shall bear its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation, execution and performance of this Deed and all documents incidental on relating to this Deed.

18.	TIME OF THE ESSENCE

Time shall be of the essence as regards any date or period mentioned in this Deed, or any date or period substituted for the same by the agreement of the parties or otherwise.

19.	GOVERNING LAW AND JURISDICTION

This Deed and the relationship between the parties shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Hong Kong in relation to any proceedings arising out of or in connection with this Deed but this Deed may be enforced in any court of competent jurisdiction.

20.	RIGHT OF THIRD PARTIES

Save and except otherwise provided herein, a person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any term of this Deed and the parties do not require the consent of any person who is not a party to this Deed to rescind or vary a provision of this Deed or right created under it.

EXECUTED as a deed.	)
SIGNED, SEALED AND	)
DELIVERED AS A DEED by	)
YANG DAJUN	)
)
	)	/s/ Yang Dajun
	)	Signature of Yang Dajun

SIGNED, SEALED AND	)
DELIVERED AS A DEED by	)
WANG SHAOMENG	)
)
)
	)	/s/ Wang Shaomeng
	)	Signature of Wang Shaomeng

SIGNED, SEALED AND	)
DELIVERED AS A DEED by	)
GUO EDWARD MING	)
)
)
	)	/s/ Guo Edward Ming
	)	Signature of Guo Edward Ming

SIGNED AS A DEED on behalf of	)
ASCENTAGE LIMITED, a company	)
incorporated in the British Virgin Islands,	)
by Yang Dajun	)
)
being a person who, in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)
)
	)	/s/ Yang Dajun
	)	By executing this Deed the signatory
	)	warrants that the signatory is duly
	)	authorised to execute this Deed on
	)	behalf of Ascentage Limited

SIGNED, SEALED AND	)
DELIVERED AS A DEED by	)
ZHAI YIFAN	)
)
)
	)	/s/ Zhai Yifan
	)	Signature of Zhai Yifan

SIGNED AS A DEED on behalf of	)
HEALTHQUEST PHARMA	)
LIMITED, a company incorporated	)
in the British Virgin Islands, by	)
Zhai Yifan	)
)
being a person who, in accordance with	)
the laws of that territory, is acting under	)
the authority of the company	)	/s/ Zhai Yifan
	)	By executing this Deed the signatory
	)	warrants that the signatory is duly
	)	authorised to execute this Deed on
	)	behalf of HealthQuest Pharma
	)	Limited